EXHIBIT 10.96


               AMENDED AND RESTATED SENIOR SECURED NOTE AGREEMENT

     AMENDED AND RESTATED SENIOR SECURED NOTE AGREEMENT, dated as of September 30, 1996 (this "Agreement"), by and between ARIS INDUSTRIES, INC., a New York corporation ("Borrower"), and HELLER FINANCIAL, INC., a Delaware corporation (together with its successors and assigns, "Heller").

                                W I T N E S E T H

     WHEREAS, Borrower and Heller are parties to that certain Senior Secured Note Agreement dated as of June 30, 1993 (as amended, supplemented or otherwise modified prior to the date hereof, the "Existing Note Agreement");

     WHEREAS, Borrower and Heller desire to amend and restate the Existing Note Agreement pursuant to the terms of this Agreement;

     WHEREAS, Borrower currently owns all of the outstanding capital stock of Perry Manufacturing Company, a North Carolina corporation ("Perry");

     WHEREAS, it is a condition precedent to the effectiveness of this Agreement that Borrower sell (the "Perry Sale") all of the capital stock of Perry to Page Holding Company, a Delaware corporation ("Newco"), pursuant to the Stock Purchase Agreement dated as of September 19, 1996 between Newco and Borrower (the "Stock Purchase Agreement");

     WHEREAS, Newco, as consideration for such sale, will, among other things, pay Borrower $40,857,500.00 in immediately available funds;

     WHEREAS, all of the cash proceeds of the Perry Sale will be used to repay a portion of the outstanding indebtedness (the "Borrower Indebtedness") owed by Borrower to Heller pursuant to the terms of the Existing Note Agreement;

     WHEREAS, Heller, subject to the terms and conditions hereof, will accept such payment as full and final satisfaction of the principal and other Borrower Indebtedness (other than interest thereof evidenced by the Interest Note, as hereinafter defined);

     WHEREAS, for the period from February 4, 1996 through July 31, 1996 interest in the amount of $2,600,000 (the "Accrued Interest") has accrued with respect to the Borrower Indebtedness pursuant to the terms of the Existing Note Agreement;

     WHEREAS, in connection with the restructuring of the Borrower Indebtedness provided for herein (the "Restructuring"),



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Borrower shall issue, execute and deliver to Heller a note in substantially the form of Exhibit A hereto (the "Interest Note") and in a principal amount equal to $1,000,000 to evidence the obligation of Borrower to repay to Heller a portion of the Accrued Interest in accordance with the terms of the Interest Note;

     WHEREAS, the Interest Note will be secured by all of the capital stock of Europe Crafts Imports, Inc. and Above the Belt, Inc. pursuant to the terms of that certain amended and restated Primary Pledge Agreement in substantially the form of Exhibit B hereto (the "Pledge Agreement") between the Borrower and Heller;

     WHEREAS, the Borrower, Heller, AIF-II, L.P. and BNY Financial Corporation are currently parties to that certain Intercreditor Agreement dated as of June 30, 1993 (as amended, supplemented or otherwise modified from time to time, the "Intercreditor Agreement");

     WHEREAS, it is the intent of the parties that the Intercreditor Agreement shall remain in full force and effect;

     WHEREAS, in connection with, and as a condition precedent to, the Restructuring, the Borrower will issue its warrant in substantially the form of Exhibit C hereto (the "Warrant") to purchase an aggregate of 584,345 (subject to adjustment as therein provided) shares of the common stock of Borrower;

     WHEREAS, Borrower and Heller have agreed to the Restructuring in the manner, and on the terms and conditions, provided for herein; and

     WHEREAS, each of the parties hereto is agreeable to amending and restating the Existing Note Agreement on the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Borrower and Heller hereby agree that, effective on satisfaction of the conditions set forth in Section 4 hereof, the Existing Note Agreement is amended and restated in its entirety to read as follows:

     1. Defined Terms. In addition to the defined terms appearing in this Agreement, capitalized terms used in this Agreement and/or the other Reorganization Documents (as hereinafter defined) shall have the following respective meanings:

     "Collateral" shall mean the "Pledged Shares" and other "Pledged Collateral" as defined in the Pledge Agreement, in



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which Heller now has or in the future obtains a lien as security for the
Obligations.

     "Obligations" shall mean all obligations, liabilities (including, without limitation under Section 5 of this Agreement) and indebtedness of every nature of Borrower from time to time owed to Heller under the Interest Note and the other Reorganization Documents, including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, cash and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under Title 11 of the United States Code entitled "Bankruptcy," as amended from time to time or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and all rules and regulations promulgated thereunder.

     2. Forgiveness of Principal; Termination of Other Agreements; Release of Perry Stock; Application of Proceeds. Upon satisfaction of the conditions precedent set forth in Section 4 hereof on the date hereof, Heller hereby agrees and acknowledges that all of the principal and other Borrower Indebtedness (other than interest thereof evidenced by the Interest Note) shall be fully paid and satisfied and each of Borrower and Heller agrees and acknowledges that the Existing Note Agreement shall be amended and restated as provided for herein and the Other Agreements (as defined in the Existing Note Agreement) other than the Intercreditor Agreement shall be terminated and have no further force or effect other than provisions thereof (such as indemnities and expense reimbursements including, without limitation, such types of provisions set forth in the Existing Note Agreement prior to giving effect to the amendment and restatement thereof provided for herein) which by their express terms survive the termination thereof; provided that the foregoing shall in no way be construed to impair the ongoing effectiveness, validity or enforceability of this Agreement, the Interest Note (including, without limitation, the obligation of Borrower to repay the Obligations), the Pledge Agreement, including, without limitation, with respect to the Collateral granted thereunder, the Warrant, the Intercreditor Agreement and any other agreement, instrument, document, contract or certificate for the benefit of Heller now or hereafter entered into in connection with and/or pursuant to this Agreement or the Interest Note (collectively, the "Reorganization Documents"). In addition to the foregoing, Heller, upon satisfaction of the conditions set forth in Section 4 hereof and in connection with the Perry Sale and the application of the proceeds thereof to the Primary Debt (as defined in the Intercreditor Agreement) as contemplated by
Section 3.4 of the Intercreditor Agreement, hereby terminates and releases any security interest or liens on the capital stock of Perry which Borrower has heretofore granted to Heller whether



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pursuant to the Existing Note Agreement or otherwise and the liens of the
Secondary Collateral Agent, the Secondary Debt Representative and the Holders of the Secondary Debt (as each such term is defined in the Intercreditor Agreement) shall be automatically, unconditionally and simultaneously released; provided that nothing set forth herein shall constitute a termination or release of any lien or security interest in the capital stock of Perry granted by Newco to Heller. In addition, Heller agrees to furnish additional lien releases and such other and further documents and instruments as may reasonably be requested by the Company in order to effect and evidence more fully the release of the security interest in the capital stock of Perry.

     3. Representations and Warranties. To induce Heller to enter into this Agreement, Borrower hereby represents and warrants to Heller that:

     (a) Borrower: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is duly qualified to do business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification and the failure to so qualify would have a material adverse effect on the business of Borrower; (ii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted and to enter into the Reorganization Documents and the Stock Purchase Agreement; (iii) has all material licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all governmental authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (iv) is in compliance with its articles or certificate of incorporation and by-laws; and (v) is in compliance in all material respects with all applicable provisions of law.

     (b) The execution, delivery and performance by Borrower of the Reorganization Documents and the Stock Purchase Agreement and all other instruments and documents to be delivered by Borrower hereunder and thereunder, the issuance of the Interest Note and the Warrant, the creation and/or continuation of all liens provided for herein and therein and the consummation of the Perry Sale: (i) are within Borrower's corporate power; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of Borrower's articles or certificate of incorporation or by-laws or other organizational documents; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a



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default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound; (vi) will not result in the creation or imposition of any lien upon any of the property of Borrower other than those in favor of Heller, all pursuant to the Reorganization Documents; and (vii) do not require the consent or approval of any governmental authority or any other person or entity, except those which have been duly obtained, made or complied with and which are in full force and effect. Each of the Reorganization Documents and the Stock Purchase Agreement has been duly executed and delivered for the benefit of or on behalf of Borrower and each constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights and to equitable principles of general applicability.

     (c) No action, claim or proceeding is now pending or, to the knowledge of Borrower, threatened against Borrower, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators which challenges Borrower's right, power, or competence to enter into or perform any of its obligations under the Reorganization Documents or the Stock Purchase Agreement, or the validity or enforceability of any Reorganization Document or the Stock Purchase Agreement or any action taken thereunder.

     (d) The representations and warranties of Borrower contained in the Stock Purchase Agreement are true and correct in all respects on the date hereof, and Heller shall be entitled to rely on such representations and warranties with the same force and effect as if they were incorporated in this Agreement and made to Heller directly; provided, that the representations and warranties made to Heller shall be subject to the same qualifications, limitations and exceptions as such representations and warranties made to Newco pursuant to the Stock Purchase Agreement.

     4. Conditions Precedent. This Agreement shall not be effective and neither Borrower nor Heller shall be obligated to take, fulfill or perform any action hereunder and, without limiting the foregoing, Section 2 hereof shall have no force or effect, until the following conditions shall have been fulfilled to the satisfaction of Heller:

          (a) Perry Sale and Proceeds Thereof. The Perry Sale shall have been consummated on terms and conditions satisfactory to Heller and Borrower shall have paid to Heller from the proceeds thereof, for application to the Borrower


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     Indebtedness immediately available funds in an aggregate amount at least equal to $40,857,500.00.

          (b) Agreement. Heller shall have received four original copies of this Agreement duly executed and delivered by Heller and Borrower.

          (c) Interest Note. Borrower shall have issued, executed and delivered to Heller the Interest Note.

          (d) Warrant. Borrower shall have issued, executed and delivered to Heller the Warrant.

          (e) Pledge Agreement. Heller shall have received four original copies of the Pledge Agreement duly executed and delivered by Heller and the Borrower together with the delivery of:

               (i) Certificates or other evidence of ownership representing the Pledged Shares (as defined therein) and appropriate undated stock powers (or the equivalent thereof) executed in blank; and

               (ii) Evidence that all action necessary or, in the opinion of and at the request of Heller, desirable to perfect and/or continue to perfect and protect the security interests created by the Pledge Agreement has been taken.

          (f) Opinion. Heller shall have received an opinion of Herrick, Feinstein, counsel to Borrower in form and substance satisfactory to Heller.

          (g) Payment of Expenses. Borrower shall have paid to Heller all costs, fees and expenses owing in connection with the Existing Note Agreement, this Agreement and the other Reorganization Documents and due to Heller (including, without limitation, reasonable legal fees and expenses); provided, that in no event shall Borrower be required to reimburse Heller for any out-of-pocket costs, fees and expenses directly incurred by Heller in connection with that certain Credit Agreement (the "Page Credit Agreement") dated as of September 30, 1996 between Page Holding Company and Heller and the other Loan Documents (as defined in the Page Credit Agreement).

          (h) Board Resolutions and Incumbency Certificate. A certificate of the Secretary or an Assistant Secretary of Borrower certifying (i) the resolutions adopted by the Board of Directors of Borrower approving the Stock Purchase Agreement, this Agreement and the other Reorganization Documents and the transactions contemplated hereby and thereby and (ii) the names and true signatures of the authorized officers of Borrower.



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          (i) No Event of Default. No Event of Default under the Interest Note shall have occurred and be continuing.

          (j) Consents. Aris shall have received any consents, approvals or authorizations of any governmental entity or other Person (including, without limitation, the consent of AIF-II, L.P.) which are necessary in order to consummate the transactions contemplated by the Stock Purchase Agreement, this Agreement and the other Reorganization Documents, and copies of such consents, approvals or authorizations shall be provided to Heller and be in form and substance satisfactory to Heller.

          (k) Amendment to Shareholders Agreement. Heller shall have received an Amendment dated as of September 30, 1996 to that certain Shareholders Agreement dated as of June 30, 1993 among Aris and the Subject Shareholders (as defined in the Amendment) in form and substance satisfactory to Heller and duly executed by Heller and each of the Subject Shareholders.

     5. Indemnification. Borrower shall (to the fullest extent permitted by applicable law) indemnify Heller and its directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceeding (or any threatened investigation, litigation or proceeding and whether or not Heller is a party to any such investigation, litigation or other proceeding) relating to the negotiation, execution, delivery or performance (including, without limitation, any breach of any representation or warranty by the Borrower including relating to Borrower's authority to enter into the Stock Purchase Agreement and consummate the Perry Sale) of the Stock Purchase Agreement, this Agreement or any other Reorganization Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or proceeding (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the person or entity to be indemnified), and, if and to the extent that the obligations of Borrower under this sentence may be unenforceable for any reason, Borrower shall make the maximum contribution to the payment and satisfaction of each of the losses, liabilities, claims, damages and expenses referred to above as may be permitted by applicable law. The obligation of Borrower under this Section 5 shall survive the termination of this Agreement and the repayment of the obligations owing under the Interest Note. Any person or entity to be indemnified pursuant to this Section shall notify Borrower of the commencement of any legal proceeding by any third person or entity in connection with which indemnification may be sought provided, however, that the failure to give such notice shall


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not limit or prejudice in any respect Borrower's indemnification obligations pursuant to this Section.

     6. Miscellaneous.

     (a) Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

     (b) Governing Law. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     (c) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     (d) Successors and Assigns. This Agreement shall be binding upon Borrower and Heller and their respective successors and assigns, and shall inure to the sole benefit of Borrower and Heller and their respective successors and assigns; provided, that Borrower shall not assign its rights and obligations under this Agreement without the prior written consent of Heller.

     (e) Waiver of Claims. Borrower hereby waives, releases, remises and forever discharges Heller from any and all suits, actions, costs, fines, deficiencies, penalties, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) of any kind or character, know or unknown, which Borrower ever had, now has or might hereafter have against Heller which relates, directly or indirectly, to any acts or omissions of Heller on or prior to the date hereof.

     (f) Costs, Expenses and Taxes. Borrower affirms and acknowledges that notwithstanding anything to the contrary contained herein or in Paragraph 1.12 of the Existing Note Agreement such paragraph applies to this Agreement and the other Reorganization Documents and the



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transactions and agreements and documents contemplated hereunder and thereunder;
provided, that in no event shall Borrower be required to reimburse Heller for any out-of-pocket costs, fees and expenses directly incurred by Heller in connection with the Page Credit Agreement and the other Loan Documents (as defined in the Page Credit Agreement).

     (g) Existing Notes. Upon satisfaction of the conditions precedent set forth in Section 4 hereof on the date hereof, Heller hereby agrees to mark cancelled and return to Borrower each of the promissory notes previously delivered by Borrower to Heller in connection with the Existing Note Agreement.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                          ARIS INDUSTRIES, INC

                                          By /s/ CHARLES S. RAMAT
                                             -----------------------------------
                                             Name: Charles S. Ramat
                                             Title: President


                                          HELLER FINANCIAL, INC.

                                          By /s/ MICHELLE KOVATCHIS
                                             -----------------------------------
                                             Name: Michelle Kovatchis
                                             Title: Senior Vice President